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                                                                EXHIBIT 10.17.1



                              AMENDED AND RESTATED
                   AGREEMENT OF COMMITMENT TO EXERCISE RIGHTS

         THIS AGREEMENT is entered into this as of the 7th day of February, 2000 by and among DemandStar.com, Inc., a Florida corporation (the "Company") and O. F. Ramos ("Ramos"), L. A. Gornto, Jr. ("Gornto"), Bernard B. Markey ("Markey"), William Knox North ("North"), Edward S. Jordan ("Jordan") and Edward A. Moses ("Moses") (each of Ramos, Gornto, Markey, North, Jordan and Moses a "Purchaser" and collectively the "Purchasers").

                                   RECITALS:

         WHEREAS, the Company proposes to issue rights to purchase its common stock, par value $.0001 per share (the "Common Stock"), pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission in December 1999 (the "Rights Offering"); and

         WHEREAS, the Company and the Purchasers entered into that certain Agreement of Commitment to Exercise Rights, dated as of December 21, 1999 (the "Commitment Agreement"); and

         WHEREAS, the Purchasers will be issued rights pursuant to the Rights Offering; and

         WHEREAS, the Company and the Purchasers desire to amend and restate the Commitment Agreement to clarify, among other things, that the Common Stock to be issued to the Purchasers upon exercise of their Rights will not be registered as part of the Rights Offering and will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

         1. Recitals. The foregoing Recitals are true and correct and are incorporated herein by this reference.

         2.       Commitment to Exercise Rights and Subscribe for Shares.

                  (a) Each Purchaser represents that as of the date hereof he holds H.T.E., Inc. shares and/or stock options which would entitle him to rights (pursuant to the Rights Offering) to purchase Common Stock in the following amounts and agrees on his own behalf that he shall exercise his rights to subscribe for the total number of shares of Common Stock set forth opposite his name below:



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                  Purchaser             Shares of Common Stock
                  ---------             ----------------------

                  Ramos                 407,424 shares

                  Markey                 62,267 shares

                  Gornto                344,000 shares

                  North                  75,032 shares

                  Moses                  12,500 shares

                  (b) If upon closing of the Rights Offering a Purchaser does not hold the number of shares and/or stock options set forth opposite his name above, such Purchaser(s) hereby agree to purchase, on a pro rata basis from unsubscribed shares of Common Stock underlying unexercised Rights, to the extent available, an amount of shares of Common Stock equal to the difference between (X) the amount of shares and options listed opposite his name above, and (Y) the number of Rights which such Purchaser will be entitled to exercise on the date of the closing of the Rights Offering (exclusive of any Rights which may be exercised pursuant to subsection 2(c) below) .

                  (c)   In addition to the commitment set forth in subsections
(a) and (b) above, each Purchaser further agrees on his own behalf that effective on the closing date of the Rights Offering (the "Closing Date"), he shall exercise rights to subscribe for the total number of additional shares of Common Stock ("Additional Shares") set forth opposite such Purchaser's name below, and in the order of priority below, in the event not all shares of Common Stock are subscribed for in the Rights Offering:

                  (i) First, North shall acquire the lesser of: (X) 150,000 Additional Shares or (Y) the number of shares of unsubscribed Common Stock available on the Closing Date.

                  (ii) Second, Jordan shall acquire the lesser of: (X) 100,000 Additional Shares or (Y) the number of shares of unsubscribed Common Stock available on the Closing Date, less the Additional Shares acquired by North.

                  (iii) Third, Markey shall acquire the lesser of: (X) 50,000 Additional Shares or (Y) the number of shares of unsubscribed Common Stock available on the Closing Date, less the Additional Shares acquired by North and Jordan.

                  (iv) Fourth, Jordan shall acquire the lesser of (X) 150,000 additional shares or (Y) the number of shares of unsubscribed Common Stock available on the Closing Date, less the Additional Shares acquired by North, Jordan and Markey under clauses (i) through (iii) immediately above.





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         3.       Mechanics of Payment for Shares.

                  (a) With respect to the shares acquired under subsections 2(a) and (b), above, the Purchasers shall exercise and pay for such shares in accordance with the terms of the Rights Offering.

                  (b) With respect to the purchase of Additional Shares under
Section 2(b), above, on the Closing Date, the Company shall notify the applicable Purchasers of the number of Additional Shares that they are obligated to purchase under subsections 2(b)(i), (ii) and (iii). Within three
(3) business days of such notice (which shall be transmitted by facsimile and shall be deemed received on the date sent), the Purchasers acquiring Additional Shares shall deliver the full amount of the subscription price to the Company by wire (pursuant to wiring instructions provided by the Company) or other good funding mechanism approved by the Company.

         4. Representations and Warranties. Each Purchaser hereby severally represents, warrants and covenants to the Company that, in connection herewith:

                  (a) The Purchaser is an accredited investor as that term is defined in Section 501(a) under Registration D promulgated by the Securities and Exchange Commission under the Securities Act.

                  (b) Review and Evaluation of Information regarding the Company. The Purchaser has had an opportunity to examine the governing instruments and the material disclosure and other documents and records of the Company. The Purchaser has had an opportunity to ask questions and receive answers from the Company and from representatives of the Company concerning the Company's financial condition and business and to obtain such other information that he has deemed necessary to make a fully informed decision.

                  (c) Purchaser's Financial Experience. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its/his investment in the Common Stock. The Purchaser is familiar with the nature and risks attending investments.

                  (d) Suitability of Investment. The Purchaser understands that the shares of Common Stock are speculative investments and involve a high degree of risk, including but not limited to: there is no guarantee of success of the business of the Company; he may not receive any return (economic or otherwise) on his investment, and management and the majority shareholders of the Company have extreme latitude and generally, the sole discretion, to determine the financial picture, operations and potential dissolution of the Company. The Purchaser has evaluated the merits and risks of the Purchaser's proposed investment in the Common Stock, including those risks particular to the Purchaser's personal situation, and he has determined that this investment is suitable for the Purchaser. The Purchaser has adequate financial resources for an investment of this character, and, at this time, the Purchaser could bear a complete loss of his investment. Further, the Purchaser will continue to have, after making his investment in the Common Stock, adequate means of providing for his current needs, the needs of those dependent on him, and possible personal contingencies.



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                  (e) Investment Intent. The Purchaser is purchasing the Common
Stock for investment purposes only and for his own account, and has no present commitment, agreement or intention to sell, distribute or otherwise dispose of any of them or to enter into any such commitment or agreement.

                  (f) No Public Market for the Common Stock. The Purchaser understands that there is currently no public market for the Common Stock and that even if a public market were to exist, there is no certainty that a public market could be sustained or that the Common Stock could be easily liquidated.

                  (g) Rule 144. The Purchaser understands that he is an "affiliate" of the Company as such term is defined in Rule 144 promulgated under the Securities Act. The Purchaser also understands that the Common Stock acquired by Purchaser will not be registered in the Rights Offering and for resale purposes will be subject to the requirements and restrictions of Rule
144. Purchaser is familiar with Rule 144, promulgated under the Securities Act, which, in substance, permits limited public sale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a nonpublic offering, subject to the satisfaction of certain conditions. Rule 144 requires, among other things: (1) that the resale occur not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a nonaffiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale must be made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Exchange Act), and (4) the amount of securities being sold during any three month period must not exceed the greater of (i) one percent (1%) of the then issued and outstanding common stock of the Company or (ii) the average trading volume of the common stock of the Company during the four weeks immediately preceding the proposed sale.

                  (h) Non-Reliance Regarding Tax Consequences. The Purchaser is not relying on the Company or any representation contained herein with respect to the tax or economic effect of his investment in the Common Stock. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its representatives. The Purchaser understands that he shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Common Stock and the fair market value of the Common Stock as of the date any restrictions on the Common Stock lapse.

                  (i) Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. The Purchaser hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, he is not entitled to cancel, terminate, or revoke this Agreement. The Purchaser further agrees that he may not transfer or assign its rights or obligations under this Agreement without the written consent of the Company.



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                  (j) Authority to Enter into Agreement. The Purchaser has the full right, power and authority to execute and deliver this Agreement and perform his obligations hereunder, and when executed and delivered, this Agreement will constitute a valid and legally binding obligation of such Purchaser.

                  (k) Legends. Each certificate representing the Common Stock may be endorsed with the following legends:

                      The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or qualified under the laws of any state. Such shares may not be sold or transferred in the absence of such registration or such qualification unless the transfer is in accordance with Rule 144 or similar rule or unless the corporation receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of said act and any applicable state securities laws. Copies of the agreement covering the purchase of these shares and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the corporation at the principal executive offices of the corporation.

         5. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Purchaser that, in connection herewith:

                  (a) Ownership of Shares. The Company is the sole beneficial and record owner of the Common Stock and that the Company has good, clear and marketable title to the Common Stock, free of any liens, claims, contractual restrictions, pledges, security interests or other encumbrances.

                  (b) Authority to Enter into Agreement. The Company has the full right, power and authority to execute and deliver this Agreement and perform his obligations hereunder.

         6.       Indemnification.

                  (a) The Company shall indemnify the Purchaser and hold him harmless, upon demand, from and against any losses, damages, expenses or liabilities, including without limitation reasonable attorneys' fees and expenses, which the Purchaser may sustain, suffer or incur arising from or in connection with the Company's breach of any covenant, representation, warranty, agreement, obligation or undertaking hereunder. This indemnity shall survive the closing of the transactions hereunder.

                  (b) The Purchaser shall indemnify the Company and hold him harmless, upon demand, from and against any losses, damages, expenses or liabilities, including without limitation reasonable attorneys' fees and expenses, which the Company may sustain, suffer or incur arising



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from or in connection with the Purchaser's breach of any covenant, representation, warranty, agreement, obligation or undertaking hereunder. This indemnity shall survive the closing of the transactions hereunder.

         7. Governing Law; Jurisdiction. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Florida.

         8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and terminates any prior communication, agreement or understanding, whether written or oral. This Agreement may be modified only by a writing signed by all parties.

         9. Notices. Except in instances where notice is otherwise provided for in this Agreement, notices required to be given under this Agreement shall be given in writing and hand delivered, or mailed by registered or certified mail, return receipt requested, or sent by telecopier to 1551 Sandspur Road, Suite B, Maitland, Florida 32714, in the case of the Company, and at the addresses set forth in the records of the Company, in the case of the Purchaser. The date of delivery shall be the date received if delivered by hand or sent by telecopier or facsimile, or within three (3) days of mailing, if mailed. Any party may change the address to which notice shall be delivered or mailed by notice duly given.

         10. Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, beneficiaries, legal representatives, successors, and assigns (including successive as well immediate successors to and assigns of said parties).

         11. Severability. In the event that any of the provisions of this Agreement, or portions thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

         12. Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         13. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first set forth above.

                                        THE COMPANY:

                                        DEMANDSTAR.COM, INC.


                                        By: /S/ O.F. RAMOS
                                           ------------------------------------
                                        Name:   O.F. RAMOS
                                        Title:  PRESIDENT AND
                                                CHIEF EXECUTIVE OFFICER



                                        PURCHASERS:


                                            /S/ O.F. RAMOS
                                           ------------------------------------
                                                O.F. RAMOS


                                            /S/ L.A. GORNTO, JR.
                                           ------------------------------------
                                                L.A. GORNTO, JR.


                                            /S/ BERNARD B. MARKEY
                                           ------------------------------------
                                                BERNARD B. MARKEY


                                            /S/ EDWARD A. MOSES
                                           ------------------------------------
                                                EDWARD A. MOSES


                                           /S/ WILLIAM KNOX NORTH
                                           ------------------------------------
                                               WILLIAM KNOX NORTH


                                           /S/ EDWARD S. JORDAN
                                           ------------------------------------
                                               EDWARD S. JORDAN



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